Exhibit 99.1
News Release
FIS Reports Full-Year and Fourth Quarter 2018 Results

Full-Year 2018

•	GAAP revenue decreased 2.8 percent; organic revenue increased 2.8 percent

•	Diluted EPS of $2.55; Adjusted EPS increased 22.5 percent to $5.23

•	Returned $1.6 billion to shareholders: $1.2 billion in share repurchases and $421 million in dividends

Fourth Quarter 2018

•	GAAP revenue was flat; organic revenue increased 3.2 percent

•	Diluted EPS of $0.91; Adjusted EPS increased 29.0 percent to $1.60

•	Returned $255 million to shareholders: $150 million in share repurchases and $105 million in dividends

JACKSONVILLE Fla., February 12, 2019 - FIS™ (NYSE:FIS), a global leader in financial services technology, today reported full-year and fourth quarter 2018 results. All financial results, calculations and year over year comparisons reflect the adoption of Accounting Standards Codification 606 (ASC 606) on a full retrospective basis. The comparability of the Company’s full-year results is impacted by the divestitures of its public sector and education business and consulting businesses in 2017, and its Kingstar business in China and its Certegy Check Services business in North America in 2018.

Full-Year 2018

On a GAAP basis, revenue decreased 2.8 percent to $8,423 million from $8,668 million in the prior year. Operating income increased to $1,458 million from $1,432 million in the prior year, while operating income margin expanded 80 basis points to 17.3 percent. Net earnings attributable to common stockholders was $846 million for the year, or $2.55 per diluted share, compared to $3.75 per diluted share in the prior year, a decrease of 32.0 percent. The prior period reflected a large favorable adjustment due to tax reform.

On an adjusted basis, organic revenue increased 2.8 percent. Adjusted EBITDA increased to $3,133 million from $2,984 million in the prior year, while adjusted EBITDA margin expanded 280 basis points to 37.2 percent. Adjusted net earnings attributable to common stockholders was $1,737 million, or $5.23 per diluted share, compared to $4.27 per diluted share in the prior year, an increase of 22.5 percent.

Fourth Quarter 2018

On a GAAP basis, revenue was flat at $2,167 million from $2,166 million in the prior year quarter. Operating income increased to $469 million from $431 million in the prior year quarter, while operating income margin expanded 180 basis points to 21.7 percent. Net earnings attributable to common stockholders was $299 million for the quarter, or $0.91 per diluted share, compared to $2.77 per diluted share in the prior year quarter, a decrease of 67.1 percent. The prior period reflected a large favorable adjustment due to tax reform.

On an adjusted basis, organic revenue increased 3.2 percent. Adjusted EBITDA increased to $864 million from $820 million in the prior year quarter, while adjusted EBITDA margin expanded 200 basis points to 39.9 percent. Adjusted net earnings attributable to common stockholders was $526 million, or $1.60 per diluted share, compared to $1.24 per diluted share in the prior year quarter, an increase of 29.0 percent.

“We are very pleased with delivering full-year 2018 results exceeding both profitability and earnings expectations and meeting full-year revenue expectations,” said Gary Norcross, FIS chairman, president and chief executive officer. “Our strong sales results in 2018 create positive momentum for 2019, and our ability to execute on our strategy is accelerating organic growth and creating sustainable value for our shareholders.”

Segment Information

The Company’s full-year 2018 segment results are impacted by the divestitures of its public sector and education business in Corporate / Other in 2017 and its consulting businesses in Global Financial Solutions (GFS) and Integrated Financial Solutions (IFS) in 2017, its Kingstar business in China in GFS in 2018 and its Certegy Check Services business in North America in Corporate / Other in 2018.

The Company’s fourth quarter segment results are impacted by the divestitures of its Kingstar business in China in Global Financial Solutions (GFS) in 2018 and its Certegy Check Services business in North America in Corporate / Other in 2018.

•	Integrated Financial Solutions (IFS):

Full-year 2018 GAAP revenue increased 3.3 percent to $4,401 million from $4,260 million in the prior year. Organic revenue increased 3.9 percent. Adjusted EBITDA increased to $1,962 million from $1,874 million in the prior year, and adjusted EBITDA margin was 44.6 percent, representing expansion of 60 basis points.

Fourth Quarter 2018 GAAP revenue increased 2.5 percent to $1,126 million from $1,098 million in the prior year quarter. Organic revenue increased 2.5 percent. Adjusted EBITDA increased to $523 million from $500 million in the prior year quarter, and adjusted EBITDA margin was 46.4 percent, representing expansion of 90 basis points.

•	Global Financial Solutions (GFS):

Full-year 2018 GAAP revenue decreased 8.2 percent to $3,718 million from $4,050 million in the prior year. Organic revenue increased 2.1 percent. Adjusted EBITDA increased to $1,391 million from $1,323 million in the prior year, and adjusted EBITDA margin was 37.4 percent, representing expansion of 470 basis points.

Fourth quarter 2018 GAAP revenue decreased 1.0 percent to $976 million from $986 million in the prior year quarter. Organic revenue increased 3.7 percent. Adjusted EBITDA increased to $418 million from $383 million in the prior year quarter, and adjusted EBITDA margin was 42.8 percent, representing expansion of 400 basis points.

•	Corporate / Other:

Full-year 2018 GAAP revenue decreased 15.0 percent to $304 million from $358 million in the prior year. Organic revenue decreased 3.1 percent. Adjusted EBITDA loss was $220 million and is inclusive of $271 million of corporate expenses.

Fourth quarter 2018 GAAP revenue decreased 20.7 percent to $65 million compared to $82 million in the prior year quarter. Organic revenue increased 8.3 percent. Adjusted EBITDA loss was $77 million and is inclusive of $87 million of corporate expenses.

Balance Sheet and Cash Flows

As of December 31, 2018, cash and cash equivalents totaled $703 million and debt outstanding totaled $8,985 million with an effective weighted average interest rate of 3.3 percent. Full-year 2018 net cash provided by operating activities was $1,993 million and free cash flow was $1,482 million. Fourth quarter 2018 net cash provided by operating activities was $705 million and free cash flow was $551 million.

The Company repurchased 12.0 million common shares at a total cost of approximately $1,215 million for the full-year 2018 and 1.4 million common shares at a total cost of approximately $150 million for the fourth quarter 2018. Approximately $2,680 million remained under the existing share repurchase authorization as of December 31, 2018. The Company paid dividends of $421 million for the full-year 2018 and $105 million for the fourth quarter 2018.

Depreciation and Amortization Update

Historically, FIS has excluded the cost of amortization of purchase accounting intangibles from the calculation of its Adjusted Net Earnings and Adjusted Earnings Per Share non-GAAP measures (the “Prior Method”). In response to a recent comment letter from the staff of the U.S. Securities and Exchange Commission (“SEC”), FIS agreed that in the future it would exclude all depreciation and amortization, and not only amortization of purchase accounting intangibles, from those non-GAAP measures (the “New Method”).

Under the New Method, full-year 2018 adjusted net earnings attributable to common stockholders was $2,304 million, or $6.93 per diluted share, compared to $1,892 million, or $5.64 per diluted share for the prior year. Under the New Method, fourth quarter 2018 adjusted net earnings attributable to common stockholders was $681 million, or $2.07 per diluted share, compared to $538 million, or $1.60 per diluted share in the prior year quarter. The attached schedules include a reconciliation of results for the 2018 and 2017 periods under the New Method with those under the Prior Method (See Exhibit E).

Additionally, FIS will include footnote information in future earnings releases enabling a comparison of these measures as determined under the New Method with the measures as they would have been determined under the Prior Method.

Full-Year 2019 Guidance

Full-year 2019 Adjusted EPS guidance accounts for the change in our Adjusted EPS definition to the New Method described above, which now excludes all depreciation and amortization from its calculation.

2019 GAAP Guidance

•	Consolidated GAAP revenue growth approximately flat

•	Net earnings margin expansion of 350 to 450 bps

•	Diluted EPS of $3.50 to $3.80

2019 Non-GAAP Guidance

•	Consolidated organic revenue increase of 3.5 to 4.5 percent

•	Adjusted EBITDA margin expansion of 150 to 200 bps

•	Adjusted EPS of $7.35 to $7.55

Webcast

FIS will sponsor a live webcast of its earnings conference call with the investment community beginning at 8:30 a.m. (EDT) Tues., February 12, 2019. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures.

These non-GAAP measures include adjusted revenue, constant currency revenue, organic revenue increase/decrease, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net earnings (including per share amounts), adjusted cash flows from operations and free cash flow. These non-GAAP measures may be used in this release and/or in the attached supplemental financial information.

We believe these non-GAAP measures help investors better understand the underlying fundamentals of our business. As further described below, the non-GAAP revenue and earnings measures presented eliminate items management believes are not indicative of FIS’ operating performance. The constant currency and organic revenue increase/decrease measures adjust for the effects of exchange rate fluctuations, while organic revenue increase/decrease also adjusts for acquisitions and divestitures, giving investors further insight into our performance. Finally, the non-GAAP cash flow measures provide further information about the ability of our business to generate cash. For these reasons, management also uses these non-GAAP measures in its assessment and management of FIS’ performance.

Adjusted revenue consists of revenue, increased to reverse the purchase accounting deferred revenue adjustment made upon the acquisition of SunGard. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP but was not recognized due to GAAP purchase accounting adjustments. The deferred revenue adjustment in purchase accounting was made entirely in the Corporate and Other segment; reported GAAP results for the IFS and GFS segments are not affected by this adjustment and, therefore, no adjusted revenue is presented for these segments.

Constant currency revenue represents (i) adjusted revenue, as defined above, in respect of the consolidated results and the Corporate and Other segment and (ii) reported revenue in respect of the IFS and GFS segments, in each case excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Organic revenue increase/decrease is constant currency revenue, as defined above, for the current period compared to an adjusted revenue base for the prior period, which is further adjusted to add pre-acquisition revenue of acquired businesses for a portion of the prior year matching the portion of the current year for which the business was owned, and subtract pre-divestiture revenue for divested businesses for the portion of the prior year matching the portion of the current year for which the business was not owned, for any acquisitions or divestitures by FIS.

EBITDA reflects earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA is EBITDA, as defined above, excluding certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, adjusted EBITDA, as it relates to our segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K.

Adjusted EBITDA margin reflects adjusted EBITDA divided by adjusted revenue.

Adjusted net earnings (New Method) excludes the impact of certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. It also excludes the impact of depreciation and amortization and equity method investment earnings (loss), both of which are recurring. We began excluding the equity method investment earnings (loss) impact in 2018, but have not excluded it from the comparative 2017 amounts as it was insignificant.

Adjusted net earnings (Prior Method) excludes the impact of certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. It also excludes the impact of acquisition-related purchase accounting amortization and equity method investment earnings (loss), both of which are recurring. We began excluding the equity method investment earnings (loss) impact in 2018, but have not excluded it from the comparative 2017 amounts as it was insignificant.

Adjusted net earnings per diluted share, or Adjusted EPS (New Method), reflects adjusted net earnings from continuing operations (New Method) divided by weighted average diluted shares outstanding.

Adjusted net earnings per diluted share, or Adjusted EPS (Prior Method), reflects adjusted net earnings from continuing operations (Prior Method) divided by weighted average diluted shares outstanding.

Adjusted cash flows from operations reflect net cash provided by operating activities adjusted for the net change in settlement assets and obligations and exclude certain transactions that are closely associated with non-operating activities or are otherwise non-operational in nature and not indicative of future operating cash flows.

Free cash flow reflects adjusted cash flows from operations less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the specific adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS website, www.fisglobal.com.

About FIS

FIS is a global leader in financial services technology, with a focus on retail and institutional banking, payments, asset and wealth management, risk and compliance, and outsourcing solutions. Through the depth and breadth of our solutions portfolio, global capabilities and domain expertise, FIS serves more than 20,000 clients in over 130 countries. Headquartered in Jacksonville, Fla., FIS employs more than 47,000 people worldwide and holds leadership positions in payment processing, financial software and banking solutions. Providing software, services and outsourcing of the technology that empowers the financial world, FIS is a Fortune 500 company and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Follow FIS on Facebook (facebook.com/FIStoday) and Twitter (@FISGlobal).

Forward-Looking Statements

This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance of the Company, business and market conditions, outlook, foreign currency exchange rates, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•	the risk that acquired businesses will not be integrated successfully, or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and other synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risk of doing business internationally;

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, changes in either or both the United States and international lending, capital and financial markets, and currency fluctuations;

•
the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy and cybersecurity laws and regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•
the risk that implementation of software (including software updates) for customers or at customer locations or employee error in monitoring our software and platforms may result in the corruption or loss of data or customer information, interruption of business operations, outages, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•
competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;

•	the failure to meet financial goals to grow the business in Brazil after the unwinding of the Brazilian Venture;

•	the risks of reduction in revenue from the loss of existing and/or potential customers in Brazil after the unwinding of the Brazilian Venture;

•	an operational or natural disaster at one of our major operations centers; and

•	other risks detailed under “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-

looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information

Ellyn Raftery, 904.438.6083	Peter Gunnlaugsson, 904.438.6603
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Corporate Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	pete.gunnlaugsson@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
February 12, 2019

Exhibit A	Condensed Consolidated Statements of Earnings - Unaudited for the three months and years ended December 31, 2018 and 2017

Exhibit B	Condensed Consolidated Balance Sheets - Unaudited as of December 31, 2018 and 2017

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the years ended December 31, 2018 and 2017

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three months and years ended December 31, 2018 and 2017

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three months and years ended December 31, 2018 and 2017

Exhibit F	Supplemental GAAP to Non-GAAP Reconciliations on Guidance - Unaudited for the year ended December 31, 2019

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share amounts)

Exhibit A

	Three months ended		Years ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue	$2,167	$2,166	$8,423	$8,668
Cost of revenue	1,377	1,398	5,569	5,794
Gross profit	790	768	2,854	2,874
Selling, general and administrative expenses	321	337	1,301	1,442
Asset impairments	—	—	95	—
Operating income	469	431	1,458	1,432
Other income (expense):
Interest expense, net	(72)	(70)	(297)	(337)
Other income (expense), net	3	4	(57)	(119)
Total other income (expense), net	(69)	(66)	(354)	(456)
Earnings before income taxes and equity method investment earnings (loss)	400	365	1,104	976
Provision (benefit) for income taxes	85	(581)	208	(321)
Equity method investment earnings (loss)	(4)	(2)	(15)	(3)
Net earnings	311	944	881	1,294
Net (earnings) loss attributable to noncontrolling interest	(12)	(10)	(35)	(33)
Net earnings attributable to FIS common stockholders	$299	$934	$846	$1,261

Net earnings per share-basic attributable to FIS common stockholders	$0.92	$2.81	$2.58	$3.82
Weighted average shares outstanding-basic	326	332	328	330
Net earnings per share-diluted attributable to FIS common stockholders	$0.91	$2.77	$2.55	$3.75
Weighted average shares outstanding-diluted	329	337	332	336

Amounts in table may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share amounts)

		Exhibit B

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$703	$665
Settlement deposits	700	677
Trade receivables, net	1,472	1,624
Contract assets	123	108
Settlement receivables	281	291
Other receivables	166	70
Prepaid expenses and other current assets	288	253
Total current assets	3,733	3,688
Property and equipment, net	587	610
Goodwill	13,545	13,730
Intangible assets, net	3,132	3,885
Computer software, net	1,795	1,728
Deferred contract costs, net	475	354
Other noncurrent assets	503	531
Total assets	$23,770	$24,526

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,099	$1,241
Settlement payables	972	949
Deferred revenue	739	776
Short-term borrowings	267	—
Current portion of long-term debt	48	1,045
Total current liabilities	3,125	4,011
Long-term debt, excluding current portion	8,670	7,718
Deferred income taxes	1,360	1,468
Deferred revenue	67	106
Other long-term liabilities	326	403
Total liabilities	13,548	13,706
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	4	4
Additional paid in capital	10,800	10,534
Retained earnings	4,528	4,109
Accumulated other comprehensive earnings (loss)	(430)	(332)
Treasury stock, at cost	(4,687)	(3,604)
Total FIS stockholders’ equity	10,215	10,711
Noncontrolling interest	7	109
Total equity	10,222	10,820
Total liabilities and equity	$23,770	$24,526

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Years ended December 31,
	2018	2017
Cash flows from operating activities:
Net earnings	$881	$1,294
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,420	1,366
Amortization of debt issue costs	17	19
Asset impairments	95	—
Loss (gain) on sale of businesses and investments	50	(62)
Loss on extinguishment of debt	1	196
Stock-based compensation	84	107
Deferred income taxes	(116)	(985)
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade and other receivables	78	(232)
Contract assets	(20)	62
Settlement activity	9	(51)
Prepaid expenses and other assets	4	(2)
Deferred contract costs	(248)	(153)
Deferred revenue	(100)	67
Accounts payable, accrued liabilities and other liabilities	(162)	115
Net cash provided by operating activities	1,993	1,741

Cash flows from investing activities:
Additions to property and equipment	(127)	(145)
Additions to computer software	(495)	(468)
Proceeds from sale of businesses and investments	(16)	1,307
Other investing activities, net	(30)	(4)
Net cash provided by (used in) investing activities	(668)	690

Cash flows from financing activities:
Borrowings	26,371	9,615
Repayment of borrowings and capital lease obligations	(26,148)	(11,689)
Debt issuance costs	(30)	(13)
Proceeds from exercise of stock options	288	208
Treasury stock activity	(1,255)	(153)
Dividends paid	(421)	(385)
Distribution to Brazilian Venture partner	(26)	(23)
Other financing activities, net	(15)	(40)
Net cash provided by (used in) financing activities	(1,236)	(2,480)

Effect of foreign currency exchange rate changes on cash	(51)	31
Net increase (decrease) in cash and cash equivalents	38	(18)
Cash and cash equivalents, at beginning of period	665	683
Cash and cash equivalents, at end of period	$703	$665

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D

	Three months ended December 31, 2018
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Revenue	$1,126	$976	$65	$2,167
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	—	—
Adjusted revenue	$1,126	$976	$65	$2,167

	Year ended December 31, 2018
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Revenue	$4,401	$3,718	$304	$8,423
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	4	4
Adjusted revenue	$4,401	$3,718	$308	$8,427

	Three months ended December 31, 2017
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Revenue	$1,098	$986	$82	$2,166
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	—	—
Adjusted revenue	$1,098	$986	$82	$2,166

	Year ended December 31, 2017
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Revenue	$4,260	$4,050	$358	$8,668
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	7	7
Adjusted revenue	$4,260	$4,050	$365	$8,675

(1)	See note (4) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ORGANIC REVENUE GROWTH — UNAUDITED
(In millions)

						Exhibit D (continued)

	Three months ended December 31,
	2018			2017
			Constant
	Adjusted		Currency	Adjusted	In Year	Adjusted	Organic
	Revenue	FX	Revenue	Revenue	Adjustments (1)	Base	Growth
Integrated Financial Solutions	$1,126	$—	$1,126	$1,098	$—	$1,098	2.5%
Global Financial Solutions	976	31	1,007	986	(15)	971	3.7%
Corporate and Other	65	—	65	82	(22)	60	8.3%
Total	$2,167	$31	$2,198	$2,166	$(37)	$2,129	3.2%

	Years ended December 31,
	2018			2017
			Constant
	Adjusted		Currency	Adjusted	In Year	Adjusted	Organic
	Revenue	FX	Revenue	Revenue	Adjustments (1)	Base	Growth
Integrated Financial Solutions	$4,401	$(1)	$4,400	$4,260	$(25)	$4,235	3.9%
Global Financial Solutions	3,718	42	3,760	4,050	(369)	3,681	2.1%
Corporate and Other	308	(1)	307	365	(47)	318	(3.1)%
Total	$8,427	$40	$8,467	$8,675	$(441)	$8,234	2.8%

Amounts in table may not sum or calculate due to rounding.

(1)
In year adjustments primarily include removing revenue from the Public Sector and Education ("PS&E") businesses, Capco consulting business and risk and compliance consulting business, Kingstar and Certegy Check Services business unit divestitures, as well as removing revenue from other businesses divested by FIS.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

Exhibit D (continued)

	Three months ended	Year ended
	December 31, 2018	December 31, 2018
Net cash provided by operating activities	$705	$1,993
Non-GAAP adjustments:
Acquisition, integration and other payments (1)	19	96
Tax payments on divestitures (2)	—	24
Settlement activity	(15)	(9)
Adjusted cash flows from operations	709	2,104
Capital expenditures	(158)	(622)
Free cash flow	$551	$1,482

	Three months ended	Year ended
	December 31, 2017	December 31, 2017
Net cash provided by operating activities	$662	$1,741
Non-GAAP adjustments:
Acquisition, integration and other payments (1)	27	101
Tax payments on divestitures (2)	3	315
Settlement activity	24	51
Adjusted cash flows from operations	716	2,208
Capital expenditures	(165)	(613)
Free cash flow	$551	$1,595

Free cash flow reflects adjusted cash flows from operations less capital expenditures. Free cash flow does not represent our residual cash flows available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

(1)
Adjusted cash flows from operations and free cash flow for the three months and years ended December 31, 2018 and 2017 exclude cash payments for certain acquisition, integration and other costs, net of related tax impact. The related tax impact totaled $3 million and $33 million for the three months and $22 million and $87 million for years ended December 31, 2018 and 2017, respectively.

(2)
Adjusted cash flows from operations and free cash flow exclude tax payments made in 2018 related to the sale of Capco consulting business and risk and compliance consulting business recognized during 2017 and other divestitures recognized during 2018. Adjusted cash flows from operations and free cash flow for the year ended December 31, 2017 exclude the second quarter tax payment related to the gain on the sale of PS&E and other divestitures, which were recognized during 2017.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)

Exhibit E

	Three months ended		Years ended
	December 31,		December 31,
	2018	2017	2018	2017

Net earnings attributable to FIS common stockholders	$299	$934	$846	$1,261
Provision (benefit) for income taxes	85	(581)	208	(321)
Interest expense, net	72	70	297	337
Other, net	13	8	107	155

Operating income, as reported	469	431	1,458	1,432
FIS non-GAAP adjustments:
Depreciation and amortization (1a)	361	351	1,420	1,367
Acquisition, integration and other costs (2)	34	38	156	178
Asset impairments (3)	—	—	95	—
Acquisition deferred revenue adjustment (4)	—	—	4	7
Adjusted EBITDA	$864	$820	$3,133	$2,984

See notes to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(NEW METHOD)
(In millions, except per share amounts)

Exhibit E (continued)

	Three months ended		Years ended
	December 31,		December 31,
	2018	2017	2018	2017

Earnings before income taxes and equity method investment earnings (loss)	$400	$365	$1,104	$976
Provision (benefit) for income taxes	85	(581)	208	(321)
Equity method investment earnings (loss)	(4)	(2)	(15)	(3)
Net (earnings) loss attributable to noncontrolling interest	(12)	(10)	(35)	(33)
Net earnings attributable to FIS common stockholders	299	934	846	1,261
FIS non-GAAP adjustments:
Depreciation and amortization (1a)	361	351	1,420	1,367
Acquisition, integration and other costs (2)	34	39	156	180
Asset impairments (3)	—	—	95	—
Acquisition deferred revenue adjustment (4)	—	—	4	7
Loss (gain) on sale of businesses and investments (5)	3	(7)	56	(62)
Debt financing activities (6)	—	4	1	199
Equity method investment earnings (loss) (7)	4	—	15	—
Tax reform adjustment (8)	—	(760)	—	(760)
Provision for income taxes on non-GAAP adjustments	(20)	(23)	(289)	(300)
Total non-GAAP adjustments	382	(396)	1,458	631
Adjusted net earnings, net of tax	$681	$538	$2,304	$1,892

Net earnings per share - diluted attributable to FIS common stockholders	$0.91	$2.77	$2.55	$3.75
FIS non-GAAP adjustments:
Depreciation and amortization (1a)	1.10	1.04	4.28	4.07
Acquisition, integration and other costs (2)	0.10	0.12	0.47	0.54
Asset impairments (3)	—	—	0.29	—
Acquisition deferred revenue adjustment (4)	—	—	0.01	0.02
Loss (gain) on sale of businesses and investments (5)	0.01	(0.02)	0.17	(0.18)
Debt financing activities (6)	—	0.01	—	0.59
Equity method investment earnings (loss) (7)	0.01	—	0.05	—
Tax reform adjustment (8)	—	(2.26)	—	(2.26)
Provision for income taxes on non-GAAP adjustments	(0.06)	(0.07)	(0.87)	(0.89)
Adjusted net earnings per share - diluted attributable to FIS common stockholders	$2.07	$1.60	$6.93	$5.64
Weighted average shares outstanding-diluted	329	337	332	336

(1a)
This item represents the impact of depreciation and amortization expense. The Company has excluded the impact of depreciation of fixed assets and amortization of intangibles as such amounts can be significantly impacted by the timing and/or size of acquisitions. Although the Company excludes these amounts from its non-GAAP expenses, the Company believes that it is important for investors to understand that such tangible and intangible assets contribute to revenue generation. Depreciation and amortization of assets, including those that relate to past acquisitions, will recur in future periods until such assets have been fully depreciated or amortized. Any future acquisitions may result in the depreciation and/or amortization of future assets. Within the depreciation and amortization item, $178 million and $164 million for the three months and $688 million and $636 million for the years ended December 31, 2018 and 2017, respectively, consist of depreciation and amortization of non-purchase accounting assets. The tax effects related to depreciation and amortization of non-purchase accounting assets are $23 million and $45 million for the three months and $121 million and $177 million for the years ended December 31, 2018 and 2017, respectively.

Amounts in table may not sum or calculate due to rounding.
See notes to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(RECONCILIATION OF PRIOR METHOD TO NEW METHOD)
(In millions, except per share amounts)

Exhibit E (continued)

	Three months ended		Years ended
	December 31,		December 31,
	2018	2017	2018	2017
Reconciliation of adjusted net earnings:
Adjusted net earnings, net of tax (Prior Method)	$526	$419	$1,737	$1,433
Plus: depreciation and amortization of non-purchase accounting assets (1a)	178	164	688	636
Less: tax on depreciation and amortization of non-purchase accounting assets (1a)	23	45	121	177
Adjusted net earnings, net of tax (New Method)	$681	$538	$2,304	$1,892

	Three months ended		Years ended
	December 31,		December 31,
	2018	2017	2018	2017
Reconciliation of adjusted net earnings per share - diluted attributable to FIS common stockholders:
Adjusted net earnings per share - diluted attributable to FIS common stockholders (Prior Method)	$1.60	$1.24	$5.23	$4.27
Plus: depreciation and amortization of non-purchase accounting assets (1a)	0.54	0.49	2.07	1.89
Less: tax on depreciation and amortization of non-purchase accounting assets (1a)	0.07	0.13	0.36	0.53
Adjusted net earnings per share - diluted attributable to FIS common stockholders (New Method)	$2.07	$1.60	$6.93	$5.64

Amounts in table may not sum or calculate due to rounding.

See notes to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(PRIOR METHOD)
(In millions, except per share amounts)

Exhibit E (continued)

	Three months ended		Years ended
	December 31,		December 31,
	2018	2017	2018	2017

Earnings before income taxes and equity method investment earnings (loss)	$400	$365	$1,104	$976
Provision (benefit) for income taxes	85	(581)	208	(321)
Equity method investment earnings (loss)	(4)	(2)	(15)	(3)
Net (earnings) loss attributable to noncontrolling interest	(12)	(10)	(35)	(33)
Net earnings attributable to FIS common stockholders	299	934	846	1,261
FIS non-GAAP adjustments:
Purchase accounting amortization (1b)	183	187	732	731
Acquisition, integration and other costs (2)	34	39	156	180
Asset impairments (3)	—	—	95	—
Acquisition deferred revenue adjustment (4)	—	—	4	7
Loss (gain) on sale of businesses and investments (5)	3	(7)	56	(62)
Debt financing activities (6)	—	4	1	199
Equity method investment earnings (loss) (7)	4	—	15	—
Tax reform adjustment (8)	—	(760)	—	(760)
Provision for income taxes on non-GAAP adjustments	3	22	(168)	(123)
Total non-GAAP adjustments	227	(515)	891	172
Adjusted net earnings, net of tax	$526	$419	$1,737	$1,433

Net earnings per share - diluted attributable to FIS common stockholders	$0.91	$2.77	$2.55	$3.75
FIS non-GAAP adjustments:
Purchase accounting amortization (1b)	0.56	0.55	2.20	2.18
Acquisition, integration and other costs (2)	0.10	0.12	0.47	0.54
Asset impairments (3)	—	—	0.29	—
Acquisition deferred revenue adjustment (4)	—	—	0.01	0.02
Loss (gain) on sale of businesses and investments (5)	0.01	(0.02)	0.17	(0.18)
Debt financing activities (6)	—	0.01	—	0.59
Equity method investment earnings (loss) (7)	0.01	—	0.05	—
Tax reform adjustment (8)	—	(2.26)	—	(2.26)
Provision for income taxes on non-GAAP adjustments	0.01	0.07	(0.51)	(0.37)
Adjusted net earnings per share - diluted attributable to FIS common stockholders	$1.60	$1.24	$5.23	$4.27

Weighted average shares outstanding-diluted	329	337	332	336

Amounts in table may not sum or calculate due to rounding.

See notes to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)

Exhibit E (continued)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliations for the three months and years ended December 31, 2018 and 2017.

The adjustments are as follows:

(1a)
This item represents the impact of depreciation and amortization expense. The Company has excluded the impact of depreciation of fixed assets and amortization of intangibles as such amounts can be significantly impacted by the timing and/or size of acquisitions. Although the Company excludes these amounts from its non-GAAP expenses, the Company believes that it is important for investors to understand that such tangible and intangible assets contribute to revenue generation. Depreciation and amortization of assets, including those that relate to past acquisitions, will recur in future periods until such assets have been fully depreciated or amortized. Any future acquisitions may result in the depreciation and/or amortization of future assets. Within the depreciation and amortization item, $178 million and $164 million for the three months and $688 million and $636 million for the years ended December 31, 2018 and 2017, respectively, consist of depreciation and amortization of non-purchase accounting assets. The tax effects related to depreciation and amortization of non-purchase accounting assets are $23 million and $45 million for the three months and $121 million and $177 million for the years ended December 31, 2018 and 2017, respectively.

(1b)
This item represents purchase price amortization expense on all intangible assets acquired through various Company acquisitions, including customer relationships, contract value, trademarks and tradenames, non-compete agreements and incremental amortization associated with purchase price adjustments to technology assets acquired.

(2)
This item represents acquisition and integration costs primarily related to the SunGard acquisition, and certain other costs including those associated with data center consolidation activities of $17 million for the three months and $26 million for the year ended December 31, 2018, respectively.

(3)
This item represents asset impairments for assets held for sale prior to being transferred to Banco Bradesco upon closing of the agreement to unwind the Brazilian Venture as well as impairments of the goodwill and contract intangible asset associated with the Brazilian Venture.

(4)
This item represents the impact of the purchase accounting adjustment to reduce SunGard's deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP if the acquisition had not occurred, but was not recognized due to GAAP purchase accounting requirements.

(5)
This item represents the net pre-tax loss (gain) on sale of businesses and investments during 2018, the pre-tax gain on the sale of PS&E businesses and other divestitures during the first quarter of 2017 and the pre-tax loss on the sale of the Capco consulting business and risk and compliance consulting business ("Capco") during the third quarter of 2017.

(6)
This item represents the write-off of certain previously capitalized debt issuance costs and the payment of a bond premium associated with the early redemption of our senior notes due October 2018 during June 2018. For 2017, this item represents: (1) a pre-tax charge upon extinguishment of approximately $171 million in tender premiums and the write-off of previously capitalized debt issuance costs on the repurchase of approximately $2,000 million in aggregate principal of debt securities during the 2017 third quarter; (2) the write-off of certain previously capitalized debt issuance costs; (3) the payment of an $18 million bond premium associated with the early redemption of our senior notes due March 2022 during March 2017; and (4) other costs related to debt refinancing.

(7)
This item represents our equity method investment earnings or loss and is predominantly due to our equity ownership in Cardinal Holdings, LP, which became an equity method investment for us in the third quarter of 2017.  We began excluding the equity method investment earnings (loss) in 2018, but have not excluded it from the comparative 2017 amounts as it was insignificant.

(8)	This item represents the 2017 one-time net benefit due to "The Tax Cut and Jobs Act" bill enacted on December 22, 2017.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS ON GUIDANCE — UNAUDITED

Exhibit F

	Year ended
	December 31, 2019
	Low	High

Consolidated GAAP revenue increase/(decrease)	—%	—%

Estimated adjustments (1)	3.5%	4.5%

Consolidated organic revenue increase	3.5%	4.5%

	Year ended
	December 31, 2019
	Low	High

Net earnings margin attributable to FIS common stockholders	13.5%	14.5%

Estimated adjustments (2)	25.2%	24.7%

Adjusted EBITDA margin	38.7%	39.2%

	Year ended
	December 31, 2019
	Low	High

Net earnings per share - diluted attributable to FIS common stockholders	$3.50	$3.80

Estimated adjustments (3)	3.85	3.75

Adjusted net earnings per share - diluted attributable to FIS common stockholders (New Method)	$7.35	$7.55

(1)
Estimated adjustments for the full-year 2018 needed to create a comparable base year for organic revenue increase/decrease include the addition of deferred revenue adjustments, and the subtraction of pre-divestiture revenue, in the applicable periods, associated with the divestitures of Reliance Trust Company of Delaware, Kingstar, Certegy Check Services in North America business unit and the unwinding of the Brazilian Venture. Estimated adjustments for the full-year 2019 include the addition or subtraction of revenue associated with foreign currency translation. The effect of the foregoing estimated adjustments are shown on a combined basis.

(2)	Estimated adjustments for the full-year 2019 include acquisition, integration and other costs and other items.

(3)
Estimated adjustments for the full-year 2019 include depreciation and amortization, acquisition, integration and other costs, equity method investment earnings (loss) and other items, net of tax impact.